                                   EXHIBIT 4.1

    Option Assumption Agreement between the Registrant and the Option Holders in the Walton Bank & Trust Co. 1990 Key Employee Incentive Stock Option Plan

                           OPTION ASSUMPTION AGREEMENT

         Pursuant to and in accordance with the terms and provisions of Section
2.2 of that certain Agreement and Plan of Merger (the "Merger Agreement") dated September 26, 2000, among Walton Bank & Trust Co. ("WBT"), Main Street Banks, Inc. ("MSBI"), formerly known as First Sterling Banks, Inc., and Main Street Bank ("Main Street") each WBT Option (as defined in the Merger Agreement and as set forth on Schedule 1 hereto) and the WBT Stock Option Plan and each stock option agreement by which such WBT Options are evidenced, copies of which are attached hereto as Schedule 2, are hereby assumed by MSBI in accordance with the terms of the WBT Stock Option Plan and the stock option agreement by which such WBT Options are evidenced. As provided in the Merger Agreement, from and after the time that the Merger is consummated, (i) each WBT Option assumed by MSBI may be exercised solely for MSBI Stock, (ii) the number of shares of MSBI Stock (as defined in the Merger Agreement) subject to each WBT Option shall be equal to the number of WBT Stock subject to such WBT Option immediately prior to the time of consummation of the Merger multiplied by 2.752 (the "Conversion Ratio"), and
(iii) the per share exercise price under each such WBT Option shall be equal to the exercise price of such WBT Option immediately prior to the time of the consummation of the Merger divided by the Conversion Ratio and rounding up to the nearest cent.

         Each undersigned holder of WBT Options acknowledges and agrees that the number of shares of MSBI Stock subject to the WBT Options of such holder assumed hereunder and the per share exercise price applicable thereto are as set forth on Schedule 1 hereto.

         Dated effective as of the 25th day of January, 2001.


                                  MAIN STREET BANKS, INC.


                                  By: /s/ Edward C. Milligan
                                      ------------------------
                                      Edward C. Milligan
                                      President and CEO

                                  OPTION HOLDERS


                                   /s/ W. MORRIS JORDAN
                                  ------------------------
                                  W. Morris Jordan


                                  /s/ L. EARL WISE, JR.
                                  ------------------------
                                  L. Earl Wise, Jr.

                                   SCHEDULE 1
                                   ----------

                              STOCK OPTIONS ASSUMED
                              ---------------------


                                                                         OPTION EXERCISE PRICE
                                           NUMBER OF SHARES                   PER SHARE
        NAME OF             DATE
       OPTIONEE            ISSUED     PRE-MERGER      POST-MERGER      PRE-MERGER     POST-MERGER         EXPIRES
       --------            ------     ----------      -----------      ----------     -----------         -------


W. Morris Jordan         06/17/92          3000            8256            6.67            2.43        06/16/2002
                         04/28/93          3000            8256            6.67            2.43        04/27/2003
                         04/26/94          3000            8256            7.00            2.55        04/25/2004
                         03/21/95          3000            8256            7.61            2.77        03/20/2005
                         04/18/96          1500            4128            8.98            3.27        04/17/2006
                         12/23/97          1500            4128             11.71          4.26        12/22/2007
                         12/31/98          1500            4128             12.95          4.71        12/30/2008
                         12/31/99          1500            4128             13.81          5.02        12/30/2009
L. Earl Wise, Jr.        07/14/99          5000           13,760            13.26          4.82        07/13/2009



                                   SCHEDULE 2

                             WALTON BANK & TRUST CO.

                  1990 KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN

                             WALTON BANK & TRUST CO.
                  1990 KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN
                  ---------------------------------------------

                                TABLE OF CONTENTS
                                -----------------


                                                                                                               PAGE
                                                                                                               ----


         ARTICLE I                  DEFINITIONS                                                                  17

                  (a)      "Bank"                                                                                17
                  (b)      "Board"                                                                               17
                  (c)      "Committee"                                                                           17
                  (d)      "Disabled Employee"                                                                   17
                  (e)      "Fair Market Value"                                                                   17
                  (f)      "Incentive Stock Option"                                                              17
                  (g)      "Option"                                                                              17
                  (h)      "Optionee"                                                                            17
                  (i)      "Option Price"                                                                        17
                  (j)      "Plan"                                                                                17
                  (k)      "Purchasable"                                                                         18
                  (1)      "Stock"                                                                               18
                  (m)      "Stock Option Agreement"                                                              18
                  (n)      "Subsidiary"                                                                          18

         ARTICLE II                 THE PLAN                                                                     18

                  Section 2.1       Name                                                                         18
                  Section 2.2       Purpose                                                                      18
                  Section 2.3       Effective Date                                                               18
                  Section 2.4       Termination Date                                                             18

         ARTICLE III                PARTICIPANTS                                                                 18

         ARTICLE IV                 ADMINISTRATION                                                               19

                  Section 4.1       General; Grant of Options                                                    19
                  Section 4.2       Interpretation; Rules                                                        19
                  Section 4.3       No Liability                                                                 19

         ARTICLE V                  SHARES OF STOCK SUBJECT TO PLAN                                              19

                  Section 5.1       Limitations                                                                  19
                  Section 5.2       Adjustments                                                                  20






         ARTICLE VI                 OPTIONS                                                                      21

                  Section 6.1       Types of Options Granted                                                     21
                  Section 6.2       Option Grant and Agreement                                                   21
                  Section 6.3       Optionee Limitations                                                         21
                  Section 6.4       $100,000 Limitation                                                          21
                  Section 6.5       Option Price                                                                 22
                  Section 6.6       Exercise Period                                                              22
                  Section 6.7       Option Exercise                                                              22
                  Section 6.8       Nontransferability of Option                                                 22
                  Section 6.9       Termination of Employment of Bank Employee                                   23
                  Section 6.10      Employment Rights                                                            23

         ARTICLE VII                STOCK CERTIFICATES                                                           23

         ARTICLE VIII               TERMINATION, AMENDMENT AND                                                   23
                                    MODIFICATION OF PLAN

         ARTICLE IX                 RELATIONSHIP TO OTHER COMPENSATION PLANS                                     24

         ARTICLE X                  MISCELLANEOUS                                                                24

                  Section 10.1      Plan Binding an Successors                                                   24
                  Section 10.2      Singular, Plural; Gender                                                     24
                  Section 10.3      Headings, etc., No Part of Plan                                              24


                             WALTON BANK & TRUST CO.
                  1990 KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN
                  ---------------------------------------------

                                    ARTICLE I
                                   DEFINITIONS

         As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         (a) "Bank" shall mean Walton Bank & Trust Co., a Georgia banking corporation.

         (b) "Board" shall mean the Board of Directors of the Bank.

         (c) "Committee" shall mean a Stock Option Committee designated pursuant to Section 4.1 hereof.

         (d) "Disabled Employee" shall mean an employee of the Bank or any of its Subsidiaries who is unable to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months.

         (e) "Fair Market Value" shall mean the closing sales price of the Stock, regular way, on the national securities exchange having the greatest volume of trading in the Stock during the thirty-day period preceding the day the value is to be determined or the next preceding date, as the case may be; or (if the Stock is not traded on any national securities exchange) the average of the closing bid and asked prices of the Stock on the over-the-counter market on the day such value is to be determined, or in the absence of a closing price on such day, the closing price of the first preceding day; or (if the Stock also is not traded on the over-the-counter market) the fair market value based on such relevant facts, which may include opinions of independent experts, as may be available to the Board.

         (f) "Incentive Stock Option" shall mean an option to purchase any stock of the Bank, which complies with and is subject to the terms, limitations and conditions of Section 422A of the Internal Revenue Code of 1986, as amended, and any regulations promulgated with respect thereto.

         (g) "Option" shall mean an option, whether or not an Incentive Stock Option, to purchase Stock granted pursuant to the provisions of Article VI hereof.

         (h) "Optionee" shall mean a person to whom an Option has been granted hereunder.

         (i) "Option Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

         (j) "Plan" shall mean the Walton Bank & Trust Co. 1990 Key Employee Incentive Stock Option Plan, the terms of which are set forth herein.

         (k) "Purchasable" shall refer to Stock which may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

         (1) "Stock" shall mean the $5.00 par value Common Stock of the Bank or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Bank or some other entity, such other stock or securities.

         (m) "Stock Option Agreement" shall mean an agreement between the Bank and an Optionee under which the Optionee may purchase Stock hereunder.

         (n) "Subsidiary," with respect to an entity, shall mean any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly, by the entity.

                                   ARTICLE II
                                    THE PLAN

         2.1 NAME. This plan shall be known as "The Walton Bank & Trust Co. 1990 Key Employee Incentive Stock Option Plan."


         2.2 PURPOSE. The purpose of the Plan is to advance the interests of the Bank, its Subsidiaries and its shareholders by affording certain officers and other key employees of the Bank and its Subsidiaries an opportunity to acquire or increase their proprietary interests in the Bank by granting such persons Options to purchase Stock in the Bank, provided that such persons are "key employees" within the meaning of Article III hereof. The Options will promote the growth and profitability of the Bank and its Subsidiaries because the Optionees will be provided with an additional incentive to achieve the Bank's objectives through participation in its success and growth and by encouraging their continued employment with the Bank.

         2.3 EFFECTIVE DATE. The Plan shall become effective on the later of the date it is approved by the Georgia Department of Banking and Finance or the date it is approved by the shareholders of the Bank pursuant to O.C.G.A.ss.7-1-488(e).

         2.4 TERMINATION DATE. The Plan shall terminate, and no further Options shall be granted hereunder, on the tenth anniversary of the effective date of the plan established under Section 2.3 hereof.

                                   ARTICLE III
                                  PARTICIPANTS

         Any "key employee," including but not limited to executive personnel (as well as officers who are also directors) of the Bank or its Subsidiaries shall be eligible to participate in the Plan provided that they are full-time employees of the Bank or any of its Subsidiaries.

                                   ARTICLE IV
                                 ADMINISTRATION

         4.1 GENERAL; GRANT OF OPTIONS. The Plan shall be administered by the Board or a Stock Option or Compensation Committee of three or more persons designated by the Board who are "disinterested persons" for purposes of Securities and Exchange Commission Rule 16b-3 or any applicable successor thereto. Decisions with respect to the grant to or modification of Options held by employees who are also directors of the Bank shall be made by the entire Board only so long as a majority of its members are "disinterested persons" (as defined above), provided that no director who is not a "disinterested person" may participate in any deliberations at any meeting related to whether, and on what terms and conditions, the Board will grant an Option to or modify an Option held by such employee, nor shall any such director vote on any such matter. In administering the Plan, the Board's or Committee's action and determinations shall be binding on all interested parties. The Board and Committee shall have the power to authorize the issuance of Stock in accordance with the provisions of the Plan. Subject to the express provisions of the Plan, the Board and Committee shall have the sole discretion and authority to determine from among eligible "key employees" those to whom an Option will be granted, the time or times at which the Option may be exercised, the number of shares of Stock subject to the Option, whether the Option is an Incentive Stock Option, and the terms and conditions of the Stock Option Agreement.

         4.2 INTERPRETATION; RULES. Subject to the express provisions of the Plan, the Board and Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

         4.3 NO LIABILITY. No member of the Board or Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted hereunder.

                                    ARTICLE V
                         SHARES OF STOCK SUBJECT TO PLAN

         5.1 LIMITATIONS. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock which may be issued and sold hereunder shall not exceed THIRTY THOUSAND (30,000) shares. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Bank; provided, however, that if shares of Stock with respect to which an Option has been exercised are reacquired by the Bank and made subject to an Option each such share shall be considered a new share of Stock for purposes of determining the number of shares that are issued and sold under the Plan. If outstanding Options granted hereunder shall terminate or expire for any reason without being wholly exercised prior to the end of the period during which Options may be granted hereunder, new Options may be granted hereunder covering the shares subject to such unexercised Options.

         5.2 ADJUSTMENTS. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Bank or of another entity by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

         (a) The aggregate number and kind of shares of Stock on which Options may be granted hereunder shall be adjusted appropriately;

         (b) The rights (both as to the number of subject shares and the Options Price) under outstanding Options granted hereunder shall be adjusted appropriately; and

         (c) If the Bank shall be a party to any reorganization involving merger, consolidation, acquisition of the stock, or acquisition of the assets of the Bank, the Board or the Committee, in its discretion may:

                            (i) declare that all Options granted under the Plan
                  shall become exercisable immediately notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, and that all Options shall terminate 30 days after the Board or the Committee gives written notice to all Optionees of their immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30 day period; or

                           (ii) notify all Optionees that all Options granted
                  under the Plan shall be assumed by the successor corporation or substituted with options issued by such successor corporation.

         In the event of the adoption of a plan of dissolution or liquidation in connection with a reorganization as described in Section 5.2(c), outstanding Options shall be subject to the provisions of Section 5.2(a) through 5.2(c). In all other instances, the adoption of a plan of dissolution or liquidation by the Board and the shareholders of the Bank shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that the Board or the Committee in its discretion may declare that all Options granted under the Plan shall become exercisable on an accelerated basis notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability. The Board's or the Committee's action under this provision and the Optionee's exercise of Options under this provision shall be subject, however, to the limitations set forth in Article VI of this Plan.

         The foregoing adjustments and the manner of application thereof shall be determined solely by the Board or the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Board or the Committee shall be made in a manner that will not cause an Incentive Stock Option to be other than an incentive stock option under applicable statutory and regulatory provisions. The adjustments required under this Article shall apply to any successor or successors of the Bank and shall be made regardless of the number or type of successive events requiring adjustments hereunder.

                                   ARTICLE VI
                                     OPTIONS

         6.1 TYPES OF OPTIONS GRANTED. The Board and Committee may, under this Plan, grant either Incentive Stock Options or Options which do not qualify as Incentive Stock options. Within the limitations provided in this Plan, both types of Options may be granted to the same employee at the same time, or at different times, under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan.

         6.2 OPTION GRANT AND AGREEMENT. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Board or Committee and by a written Stock Option Agreement executed by the Bank and the Optionee. As to each grant hereunder, the terms of the Option, including the Option's duration, time or times of exercise, and exercise price, shall be stated in the Stock Option Agreement or incorporated therein by reference to the resolution or written consent of the Board or Committee adopting the terms of the Option. The terms and conditions of the Option shall be consistent with the Plan.

         6.3 OPTIONEE LIMITATIONS. The Board or Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option is granted:

             (a) is not a key employee of the Bank or any of its Subsidiaries;
or

             (b) owns or is considered to own stock possessing ten percent (10%) of the total combined voting power of all classes of stock of the Bank or any of its Subsidiaries; provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted, the Option Price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to such Option and such option by its terms would not be exercisable after five (5) years from the date on which the Option is granted. For the purpose of this subsection (b), a person shall be considered to own (i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; and (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein.

         6.4 $100,000 LIMITATION.


             (a) The Board or Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option is granted, would thereby receive any incentive stock options of the Bank (or any Subsidiaries of the Bank), in any calendar year in which the aggregate Fair Market Value (determined as of the respective dates of grant of each option granted during the calendar year) of the stock with respect to which incentive stock options are exercisable for the first time by such person during any calendar year is in excess of $100,000 (this amount being referred to below as the "Annual Limitation").

             (b) If in any calendar year the Board or Committee grants any Option with respect to which the Fair Market Value of the Stock subject to the Option exceeds the Annual Limitation, and a part of the Option is intended to be an Incentive Stock Option, the Option shall be split into two separate Options, one an Incentive Stock Option covering the Stock the Fair Market Value of which is within the Annual Limitation, and the other a non-Incentive Stock Option covering the Stock the Fair Market Value of which exceeds the Annual Limitation.

         6.5 OPTION PRICE. The Option Price of the Stock subject to each Option shall be determined by the Board or Committee. Subject to the provisions of
Section 6.3(b) hereof, the Option Price of an Incentive Stock option shall not be less than the Fair Market Value of the Stock as of the date the Option is granted, and the Option Price of a non-Incentive Stock Option shall not be less than 80% of the Fair Market Value of the Stock as of the date the Option is granted.

         6.6 EXERCISE PERIOD. The period for the exercise of each Option shall be determined by the Board or Committee, but in no instance shall such period exceed ten (10) years from the date of grant of the Option.

6.7 OPTION EXERCISE.

             (a) Unless otherwise provided in the Stock Option Agreement, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to less than 25 shares unless the remaining shares that have become so Purchasable are less than 25 shares. The Board and Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with an accrual schedule during the term of the Option.

             (b) An Option shall be exercised by (i) delivery to the Bank at its principal office of written notice of exercise with respect to a specified number of shares of Stock, and (ii) payment to the Bank at that office of the full amount of the Option Price for such number of shares in accordance with
Section 6.7(d).

             (c) The Option Price is to be paid in full in cash upon the exercise of the Option and the Bank shall not be required to deliver certificates for the shares purchased until such payment has been made.

             (d) In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Bank in cash the full amount of any federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

             (e) The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

         6.8 NONTRANSFERABILITY OF OPTION. No Option shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

         6.9 TERMINATION OF EMPLOYMENT OF BANK EMPLOYEE. The Board and Committee shall have the power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee's right to exercise an Option of termination of such Optionee's employment under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full; provided, however, that in no event may an Option be exercised later than ten (10) years from the date of grant thereof.

         6.10 EMPLOYMENT RIGHTS. Options granted under the Plan to any person shall not be affected by any change of employment so long as such person continues to be an employee of the Bank or any of its Subsidiaries. Nothing in the Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Bank or any of its Subsidiaries, or shall interfere in any way with the right of the Bank or any of its Subsidiaries to terminate such person's employment at any time.

                                   ARTICLE VII
                               STOCK CERTIFICATES

         The Bank shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

                  (a) The admission of such shares to listing on all stock exchanges of which the Stock is then listed;

                  (b) The completion of any registration or other qualification of such shares which the Board shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

                  (c) The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Board shall determine to be necessary or advisable; and

                  (d) The lapse of such reasonable period of time following the exercise of the option as the Board from time to time may establish for reasons of administrative convenience.

                                  ARTICLE VIII
                 TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

         The Board may at any time, notwithstanding Section 2.4 hereof, terminate the Plan, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Bank within twelve (12) months of the date that the Board amends the Plan) may not amend the Plan to:

                  (a) Increase the total number of shares of stock subject to the Plan except as contemplated in Section 5.2 hereof;

                  (b) Terminate, amend or modify the Plan in any manner so as adversely to affect any Option theretofore granted under the Plan without the consent of the Optionee (or such Optionee's guardian, legal representative, heir or legatee);

                  (c) Change or modify the class of employees that may participate in the Plan; or

                  (d) Materially increase the benefits accruing to participants under the Plan.

                                   ARTICLE IX
                    RELATIONSHIP TO OTHER COMPENSATION PLANS

         The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Bank or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Bank or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for employees of the Bank or any of its Subsidiaries.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Bank.

         10.2 SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

         10.3 HEADINGS, ETC., NO PART OF PLAN. Headings or Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

                             WALTON BANK & TRUST CO.
                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (this "Agreement") entered into as of this 14th day of July, 1999, by and between Walton Bank & Trust Co., a Georgia banking corporation (hereinafter referred to as the "Bank") and L. Earl Wise, Jr. (hereinafter referred to as the "Employee").

         WHEREAS, on March 21, 1990, the Board of Directors of the Bank adopted a stock option plan, for the Bank's and its subsidiary corporations' officers and key employees, known as "Walton Bank & Trust Co. 1990 Key Employee Incentive Stock Option Plan" (hereinafter referred to as the "Plan"); and

         WHEREAS, the Board or Committee has determined that the Employee is a key employee within the meaning of the Plan, and the Board or Committee has granted the Employee a stock option to purchase the number of shares of the Bank's common stock as hereinafter set forth, and in consideration of the granting of that stock option the Employee intends to remain in the employ of the Bank; and

         WHEREAS, the Bank and the Employee desire to enter into a written agreement with respect to such option in accordance with the Plan.

         NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

         1. INCORPORATION OF PLAN. This option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Employee.

         2. GRANT OF OPTION. Subject to the terms, restrictions, limitations and conditions stated herein, the Bank hereby evidences its grant to the Employee, not in lieu of salary or other compensation, of the right and option (hereinafter referred to as the "Option"), to purchase all or any part of an aggregate of such number of shares of the Bank's $5.00 par value common stock (the "Stock") as set forth on Schedule A attached hereto and incorporated herein by reference. The Option shall be exercisable in the amounts and at the times specified on Schedule A. The Option shall expire and is not exercisable as specified on Schedule A, or such earlier date as determined pursuant to Section 8, 9 or 10 hereof. Whether the Option is or is not an Incentive Stock option set forth on Schedule A.

         3. PURCHASE PRICE. The price per share to be paid by the Employee for the shares subject to this Option (the "Option Price") shall be as specified on Schedule A, which price is an amount at least equal to the Fair Market Value of a share of Stock as of the Date of Grant, as defined in Section 11 below, if the Option is an Incentive Stock Option, and is an amount at least equal to 80% of the Fair Market Value of a share of Stock as of the Date of Grant, as defined in
Section 11 below, if the Option is a non-Incentive Stock Option.

         4. EXERCISE TERMS. The Employee must exercise the Option for at least the lesser of 25 shares or the number of unexercised. In the event this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

         5. OPTION NON-TRANSFERABLE. This Option and all rights hereunder are neither assignable nor transferable by the Employee otherwise than by will or under the laws of descent and distribution, and during the Employee's lifetime this Option is exercisable only by the Employee (or the employee's guardian or legal representative, should one be appointed). More particularly (but without limiting the generality of the foregoing), this Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof shall by null and void and without legal effect.

         6. NOTICE OF EXERCISE OF OPTION. This Option may be exercised by the Employee, or by the Employee's administrators, executors or personal representatives, by a written notice (in substantially the form of the "Notice of Exercise" attached hereto as Schedule B) signed by the Employee, or by said administrators, executors or personal representatives, and delivered or mailed to the Bank at its principal office in Monroe, Georgia, to the attention of the President or such other officer as the Bank may designate. Any such notice shall
(a) specify the number of shares of Stock which the Employee or the Employee's administrators, executors or personal representative, as the case may be, then elects to purchase hereunder, and (b) be accompanied by a certified or cashier's check payable to the Bank in payment of the total Option Price applicable to such shares as provided herein. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Bank agrees to cause to be issued to the Employee or to the Employee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

         7. ADJUSTMENT IN OPTION. The number of Shares subject to this Option, the Option Price and other matters are subject to adjustment during the term of this Option in accordance with Section 5.2 of the Plan.

         8. TERMINATION OF EMPLOYMENT.

         (a) Except as otherwise specified on Schedule A hereto, in the event of the termination of the Employee's employment as an employee of the Bank or any of its Subsidiaries, other than a termination that is either (i) for cause, (ii) voluntary on the part of the Employee and without written consent of the Bank, or (iii) for reasons of death or disability, the Employee may exercise this option at any time within fifteen (15) days after such termination, to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

         (b) Except as specified on Schedule A attached hereto, in the event of a termination of the Employee's employment that is either (i) for cause, (ii) voluntary on the part of the Employee and without the written consent of the Bank, this Option, to the extent not theretofore exercised, shall forthwith terminate and shall not thereafter be or become exercisable.

         (c) Retirement of the Employee at the normal retirement date as prescribed from time to time by the Bank or any subsidiary shall be deemed to be a termination of employment with consent for all purposes of this Option. This Option does not confer upon the Employee any right with respect to continuance of employment by the Bank or by any of its subsidiaries. This Option shall not be affected by any change of employment so long as the Employee continues to be an employee of the Bank or one of its Subsidiaries.

         9. DISABLED EMPLOYEE. In the event of termination of employment because of the Employee becoming a Disabled Employee, the Employee (or his or her personal representative) may exercise this Option at any time within fifteen
(15) days after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

         10. DEATH OF EMPLOYEE. Except as otherwise set forth on Schedule A with respect to the rights of the Employee upon termination of employment under paragraph (a) of Section 8 hereof, in the event of the Employee's death while employed by the Bank or any of its Subsidiaries, or within fifteen (15) days after a termination of such employment (if such termination was neither (i) for cause nor (ii) voluntary on the part of the Employee and without the written consent of the Bank), the appropriate persons described in Section 6 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 5 hereof may exercise this Option at any time within a period ending on the earlier of (a) the last day of the fifteen (15) day period subsequent to the Employee's death or (b) the expiration date of the Option. If the Employee was an employee of the Bank at the time of the Employee's death, this Option may be so exercised to the extent of the number of shares that were Purchasable hereunder at the date of death. If the Employee's employment terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were Purchasable hereunder at the date of such termination.

         11. DATE OF GRANT. This option was granted by the Board of Directors of the Bank on the date set forth in Schedule A (the "Date of Grant").

         12. COMPLIANCE WITH REGULATORY MATTERS. The Employee acknowledges that the issuance of capital stock of the Bank is subject to regulation by various regulatory authorities, and Employee hereby agrees that the Bank shall not be obligated to issue any share of Stock upon exercise of this Option that would cause the Bank to violate any rules, regulations, orders or consent decrees of any such regulatory authority having jurisdiction over the affairs of the Bank.

         13. MISCELLANEOUS.

             (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

             (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Georgia.

             (c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three (3) days after deposit thereof in the United States mail, registered, return receipt requested, and postage prepaid, addressed, if to the Employee, at the address set forth below, and if to the Bank, to the executive offices of the Bank at 1302 West Spring Street, Box 1376, Monroe, Georgia 30655.

             (d) This Agreement may not be modified except in writing executed by each of the parties hereto.

         IN WITNESS WHEREOF, the Board of Directors of the Bank has caused this Stock Option Agreement to be executed on behalf of the Bank and the Bank's seal to be affixed hereto and attested by the Secretary or an Assistant Secretary of the Bank, and the Employee has executed this Stock Option Agreement under seal, all as of the day and year first above written.



WALTON BANK & TRUST CO.                 EMPLOYEE


By: /s/ Hugh B. Williamson, III         Name:  /s/ L. Earl Wise, Jr.
   ----------------------------                -----------------------
Name:  Hugh B. Williamson, III
Title: Chairman
                                        Address:  640 Rivermill Road
                                        Bethlehem, GA

ATTEST:

/s/ Nedra E. Jackson
---------------------
Nedra E. Jackson


Secretary

(SEAL)


                                   SCHEDULE A
                                       TO
                             STOCK OPTION AGREEMENT
                                     BETWEEN
                             WALTON BANK & TRUST CO.
                                       AND
                                L. Earl Wise, Jr.

                              Dated: July 14, 1999

1.       NUMBER OF SHARES SUBJECT TO OPTION: Five Thousand (5,000) Shares.

2.       THIS OPTION (Check One) [X] IS [  ] IS NOT AN INCENTIVE STOCK  OPTION


3.       OPTION EXERCISE PRICE:     $13.26 per Share.

4.       DATE OF GRANT:                     July 14, 1999

5.       OPTION VESTING SCHEDULE:

         Check one:

         ( ) Options are exercisable with respect to all shares on or after the date hereof

         (X) Options are exercisable with respect to the number of shares indicated below on or after the date set next to the number of shares:


                           No. of Shares             Vesting Date
                           -------------             ------------


                                                     Date of Grant
                           1,000                     1 year after Date of Grant
                           1,000                     2 years after Date of Grant
                           1,000                     3 years after Date of Grant
                           1,000                     4 years after Date of Grant
                           1,000                     5 years after Date of Grant



6.       OPTION EXERCISE PERIOD:


         Check one:

         (X) All options expire and are void unless exercise on or before 10 years after Date of Grant.

         ( ) Options expire and are void unless exercised on or before the date indicated next to the number of shares:

                           NO. OF SHARES             EXPIRATION DATE
                           -------------             ---------------

7. Effect of Termination of Employment of Optionee (if different from that set forth in Sections 8 and 10 of the Stock Option Agreement):
         Not different from that set forth in Sections 8 and 10.

                                   SCHEDULE B

                               NOTICE OF EXERCISE


         The undersigned hereby notifies Walton Bank & Trust Co. (the "Bank") of this election to exercise the undersigned's stock option to purchase ____________________ (______) shares of the Bank's $5.00 par value common stock pursuant to the stock Option Agreement (the "Agreement") between the undersigned and the Bank dated _______________. Accompanying this Notice is a certified or a cashier's check in the amount of $_______________ payable to the Bank, such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of said shares being hereby purchased (in each instance subject to appropriate adjustment pursuant to Section 7 of the Agreement).

         IN WITNESS WHEREOF, the undersigned has set his hand and seal, this _____ day of _______________, 19___.


                                         EMPLOYEE [OR EMPLOYEE'S ADMINISTRATOR,
                                         EXECUTOR OR PERSONAL REPRESENTATIVE]



                                         Name:
                                         Position (if other than Employee):